Exhibit 99.1

Aeluma, Inc. Appoints John Paglia to its Board of Directors

- Paglia is a Senior Associate Dean and Professor of Finance at Pepperdine Graziadio Business School and a Board Member at Simulations Plus -

GOLETA, CA, November 30, 2021 - Aeluma, Inc. (the “Company”), a semiconductor company specializing in sensors and communications, announced today that it has appointed John Paglia, PhD, CFA, CPA, NACD.DC, as a new member of its board of directors, effective December 1, 2021.

Commenting on the announcement, Aeluma CEO and founder, Jonathan Klamkin, PhD, stated, “To Aeluma’s board, John brings deep expertise in investment banking, private equity, accounting, small business, exit planning, and valuation events. He will provide a wealth of knowledge on audit and other financial matters. Additionally, John’s unique experiences working with small businesses and accelerating them through growth stages will be key in driving our financing strategy.”

Dr. Paglia, age 53, is Senior Associate Dean and Professor of Finance at the Pepperdine Graziadio Business School. He also serves as a board member at Simulations Plus, a leading provider of modeling and simulation software and consulting services supporting drug discovery, development research, and regulatory submissions. He also is a board member of Cal-X Stars Business Accelerator, an incubator and innovation accelerator with a portfolio of more than 30 startup companies. Dr. Paglia is an expert on topics of small business financing, business valuation, and financing and deal trends. He received the 2016 Industry Titan Award from the National Association of Certified Valuators and Analysts, the 2012 Thought Leader of the Year Award from the Alliance for Mergers & Acquisitions Advisors and Grant Thornton, and the 2011 Excellence in M&A Award from the Association for Corporate Growth. Dr. Paglia earned a PhD from the University of Kentucky and an MBA from Gannon University.

Dr. Paglia commented, “I am extremely impressed by Aeluma’s technology and intellectual property to address needs in significant growth markets, and also by the ability of the team to navigate effectively through financing and other strategic business matters. As a board member, I look forward to contributing to Aeluma’s vision while working to increase shareholder value.”

With its proprietary technology that combines high performance compound semiconductor nanomaterials with mass market silicon manufacturing, Aeluma is developing novel devices for sensors and communications. A primary focus of the Company is on sensors that generate images by detecting light in a manner similar to a digital camera taking pictures. The devices may incorporate additional functionality for 3D image capture when integrated into various system architectures. This technology has the potential to enhance the performance and capability of camera image sensors, Lidar, augmented reality, facial recognition, and other applications.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronic devices for sensing and communications applications. Aeluma has pioneered a technique to manufacture devices using high performance compound semiconductor materials on large diameter silicon wafers that are commonly used to manufacture mass market microelectronics. A primary focus of the Company is on sensors that generate images by detecting light in a manner similar to a digital camera taking pictures. The devices may incorporate additional functionality for 3D image capture when integrated into various system architectures. This technology has the potential to enhance the performance and capability of camera image sensors, Lidar, augmented reality, facial recognition, and other applications. Aeluma is developing a streamlined business model from its headquarters in Goleta, CA that has a state-of-the-art manufacturing cleanroom.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Aeluma, Inc.
ir@aeluma.com

+1-805-242-1590